M-Wave to Merge with SunFuels and Blue Sun a leading biodiesel company

SunFuels completes $10.125 million equity investment in connection with merger

Denver, CO and Franklin Park, IL (January 29, 2007) - SunFuels, Inc. (“SunFuels”) a leading biodiesel fuel company, Blue Sun Biodiesel LLC (“Blue Sun”), the operating subsidiary of SunFuels, and M-Wave, Inc. (NasdaqCM: MWAV) (“M-Wave”) jointly announced today that they entered into a definitive merger agreement whereby SunFuels and Blue Sun would merge into a wholly-owned subsidiary of M-Wave. The transaction is expected to close in the second quarter of 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of M-Wave, which will change its name to Blue Sun Holdings, Inc. (the “Company”). The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc.  The Company will continue to be a publicly traded and reporting company following the closing of the transaction.

Jeff Probst, President and CEO of SunFuels and Blue Sun, said, “SunFuels is merging with M-Wave as part of Blue Sun’s strategy to meet expanding consumer demand for high-quality, premium-performance biodiesel fuel. We believe that now is an ideal time to be positioned as a public company in the biodiesel fuel business. With this transaction and our investors, Blue Sun is fully prepared to expand its business strategy and to meet the growing demand for high-quality biodiesel fuels.”

Joe Turek, Chairman and President of M-Wave, commented: "This transaction represents a milestone in our efforts to provide value to our stockholders. We are excited to have M-Wave play a role in the growing biodiesel market in the United States. We look at this transaction as a significant positive event for the company."

In addition to the merger transaction, SunFuels completed a $10.125 million private placement of its Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible into SunFuels Common Stock. In connection with the issuance of the Series A Convertible Preferred Stock, SunFuels also issued warrants to purchase additional shares of SunFuels Common Stock to the investors in this round of financing. M.A.G. Capital, LLC, a Los Angeles-based private investment firm, was the lead investor in the Series A financing, which included one other institutional investor. In addition, M.A.G. Capital committed to purchase $10.125 million in additional Series A Convertible Preferred Stock upon the closing of the merger transaction.

Jeff Probst of SunFuels and Blue Sun commented, “As a leading vertically integrated biodiesel company, the $20.25 million equity investment provides the company with the capital necessary to complete construction of biodiesel refinery assets aggregating 45 million gallons of biodiesel per year. We intend to begin construction of our first biodiesel refinery site at Clovis, New Mexico immediately and to continue to build out our vertically integrated business model, including the construction of oilseed crushing facilities and advanced biodiesel blending terminals. With the combination of this merger transaction and the infusion of equity capital, we believe we will be well positioned to compete in the burgeoning biodiesel market in the United States.”

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent 9.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote in favor of the mergers. SunFuels, which holds 94.4% of the oustanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquiror in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

Important Information

M-Wave and SunFuels plan to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to their stockholders a joint proxy statement (the “Merger Proxy Statement”) and registration statement on Form S-4 (the “Registration Statement”) relating to the merger transaction and related transactions. M-Wave and/or SunFuels may file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT AND REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, security holders may obtain a free copy of the Merger Proxy Statement, the Registration Statement and other documents that M-Wave and/or SunFuels files with the SEC at the SEC’s website at www.sec.gov. The Merger Proxy Statement, the Registration Statement and these other documents may also be obtained free of charge from M-Wave by directing a request to M-Wave, Inc., Attention: Joe Turek, Chairman and President or Jeff Figlewicz, CFO at (630) 562-5550.

This press release is neither an offer to sell nor a solicitation of an offer to purchase securities. Neither the SEC nor any state securities commission has approved or disapproved of the securities described in this presentation or passed upon the accuracy or adequacy of the information contained in this presentation, or endorsed the merits of the presentation.

About SunFuels, Inc. and Blue Sun Biodiesel LLC
Headquartered in Denver, SunFuels, through Blue Sun, is a vertically integrated agriculture-energy company and marketer of premium agricultural and renewable fuels products and is a leading biodiesel marketer in the Rocky Mountain States, including Colorado, New Mexico, and Wyoming, and in Ontario, Canada.

Blue Sun differentiates its products through proprietary oilseed crops, additives, quality assurance, blending, and distribution infrastructure. Blue Sun oilseed crop R&D and established farmer network, industry-leading QA/QC policies, retail pump network, and distributor network bring customers high and consistent quality diesel fuel. Blue Sun's distribution network features its high-volume, advanced ratio blending terminals, which are fully automated and allow Blue Sun’s flagship product, Blue Sun FusionTM, to be transported via rail or truck throughout the Rocky Mountain region.

Blue Sun Fusion, Blue Sun’s flagship product, is currently distributed in 10 states including Colorado, New Mexico, Nebraska, Wyoming, Idaho, and Montana, and in Ontario, Canada. Blue Sun is seeking to expand its distribution network with 12 new authorized distributors that will expand distribution in new markets, including Arizona, California, Kansas, Texas, Nevada, Oregon, Washington, North Dakota, South Dakota, Oklahoma, and States east of the Mississippi river.

Blue Sun’s customers include Denver Public Schools, City and County of Denver, City of Colorado Springs, City of Fort Collins, City of Santa Fe, Durango Mountain Resort, Aspen Ski Company, New Belgium Brewing Company, Odell Brewing Company and PNM, a large public utility in New Mexico, among others.

For the year ended December 31, 2005, SunFuels generated consolidated revenues of $4.5 million and a consolidated net loss of $0.7 million (audited). For the 12 months ended September 30, 2006, SunFuels generated consolidated revenues of $6.9 million and a consolidated net loss of $0.2 million (unaudited).

Blue Sun’s website is located at www.gobluesun.com.

Legal counsel to SunFuels and Blue Sun in the aforementioned transactions was provided by Faegre & Benson LLP and The Finberg Law Firm, both in Boulder, Colorado.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave's Electro-Mechanical Group division (“EMG”) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers.

M-Wave’s website is located at www.mwav.com.

Forward-Looking Statements

The information included in this press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described herein. M-Wave’s forward-looking statements are based on information currently available to it, and M-Wave undertakes no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Interests Of Certain Persons In The Merger

M-Wave and its executive officers and directors, SunFuels and its executive officers and directors, and Blue Sun and its executive officers and directors, may be deemed to be participants in the solicitation of proxies from stockholders in favor of the proposed transaction. Certain of these executive officers and directors have interests in the transaction that may differ from the interests of stockholders generally. These interests will be described in the merger proxy statement when it becomes available.